Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 39 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 11, 1999, relating to the financial statements and financial highlights appearing in the April 30, 1999 Annual Report to Shareholders of the Phoenix Small Cap Fund, the Phoenix Strategic Theme Fund and the Phoenix Equity Opportunities Fund (constituting separate series of the Phoenix Strategic Equity Series Fund), and of our report dated November 16,1999, relating to the financial statements and financial highlights appearing in the September 30, 1999 Annual Report to Shareholders of the Phoenix-Seneca Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the heading "Additional Information - Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
May 8, 2000